Exhibit 10.47

AMENDMENT TO

EMPLOYMENT AGREEMENT

This Amendment to EMPLOYMENT Agreement (this “Amendment”) is made and entered into as of May 20, 2024 (the “Amendment Date”), by and between Surf Air Mobility Inc., a Delaware corporation (the “Company”), and Oliver Reeves (“Executive” and, together with the Company, each a “Party” and collectively, the “Parties”), with reference to the following facts:

A. The Company and Executive are parties to that certain Employment Agreement dated as of December 21, 2023, but effective as of January 1, 2024 (the “Original Agreement”) (capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Original Agreement).

B. The Parties now wish to amend the Original Agreement in accordance with the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Effective as of the Amendment Date, the Section 4.4 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“Travel Policy. During the Period of Employment, (a) Executive shall be entitled to utilize any Company aircraft in accordance with the Company’s aircraft use policy for senior executives of the Company as in effect from time to time, and (b) Executive shall also be entitled to incur travel expenses in accordance with the Company’s travel policy as applicable to senior executives of the Company as in effect from time to time, with said travel to include not less than First Class Confirmed Travel on Commercial Airlines and hotel accommodations to include not less than 4-star properties.”

2. Effective as of the Amendment Date, the following shall be added as a new Section 4.8 of the Original Agreement:

“Relocation Policy. During the Period of Employment, if Executive’s principal place of employment is moved to a location outside of 100 miles from Executive’s residence as of the Effective Date, the Company shall pay or reimburse Executive up to $10,000 for reasonable relocation expenses incurred by Executive and Executive’s household in moving to the new location. Such expenses shall include, without limitation, travel, transportation, meal and similar related moving expenses.”

3. Except as expressly amended herein, the terms of the Original Agreement shall remain in full force and effect and the Original Agreement is hereby ratified and confirmed.

4. In the event of a conflict between a provision of the Original Agreement and this Amendment, the provisions of this Amendment shall control.

5. This Amendment may be executed and delivered by facsimile, PDF or other electronic signature and in two or more counterparts, each of which shall be deemed original, but all of which together shall constitute one and the same instrument.

Exhibit 10.47

IN WITNESS WHEREOF, the Parties hereto have duly executed this Amendment effective as of the Amendment Date.

SURF AIR MOBILITY INC.

By: /s/ Deanna White

Deanna White

Chief Executive Officer

EXECUTIVE:

/s/ Oliver Reeves

Oliver Reeves